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                                                                     Exhibit 5.1

                                                      FIRM and AFFILIATE OFFICES
                                        DUANE  MORRIS
                                                       NEW YORK
                                                       LONDON
                                                       CHICAGO
FREDERICK W. DREHER                                    HOUSTON
DIRECT DIAL:  215.979.1234                             PHILADELPHIA
PERSONAL FAX:  215.979.1213                            SAN FRANCISCO
E-MAIL:  fwdreher@duanemorris.com                      BOSTON
                                                       WASHINGTON, DC
                                                       ATLANTA
                                 June 14, 2004         MIAMI
                                                       NEWARK
                                                       ALLENTOWN
                                                       WILMINGTON
                                                       CHERRY HILL
                                                       HARRISBURG
                                                       BANGOR
                                                       PRINCETON
                                                       PALM BEACH
                                                       WESTCHESTER

Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania  16148

         Re:  F.N.B. Corporation
              Registration Statement on Form S-4
              4,101,882 Shares

Ladies and Gentlemen:

      We have acted as counsel to F.N.B. Corporation, a Florida corporation ("FNB"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-4 (the "Registration Statement") of up to 4,101,882 shares (the "Shares") of FNB's common stock, par value $.01 per share. The Shares are issuable by FNB in exchange for outstanding shares of common stock, par value $.25 per share, of Slippery Rock Financial Corporation, a Pennsylvania corporation ("Slippery Rock"), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of May 5, 2004 between FNB and Slippery Rock (the "Merger Agreement").

      In connection therewith, we have examined the following:

      (1) The articles of incorporation, as amended, of FNB, certified by the Secretary of State of the State of Florida;

      (2) The By-laws of FNB, certified as complete and correct by the Secretary of FNB;

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Board of Directors
F.N.B. Corporation
pAGE 2
June 14, 2004

      (3) Minutes of meetings of the board of directors of FNB, certified as correct and complete by the Secretary of FNB;

      (4) Certificate of Active Status with respect to FNB, issued by the Secretary of State of the State of Florida; and

      (5)   The Registration Statement.

      Based upon such examination and upon our examination of such other instruments and records that we have deemed necessary, we are of the opinion that:

      (A) FNB has been duly incorporated and its status is active under the laws of the State of Florida; and

      (B) The Shares have been legally authorized and, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement/prospectus contained in the Registration Statement.

                                                 Respectfully,

                                                 DUANE MORRIS LLP

                                                 By: /s/ Frederick W. Dreher
                                                     --------------------------
                                                     Frederick W. Dreher